Exhibit 99.5

HOTSHINE HOLDINGS, INC.

NON-QUALIFIED ROLLOVER STOCK OPTION AGREEMENT

THIS NON-QUALIFIED ROLLOVER STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of August 21, 2014, by and between Hotshine Holdings, Inc., a Delaware corporation (the “Company”), and ________________ (“Optionee”).

RECITALS

A. Optionee held options to purchase shares of common stock of Mister Car Wash Holdings, Inc. described on Exhibit A (the “Rollover Options”) immediately prior to the grant of the Option.

B. In connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of July 14, 2014, by and between the Company, Hotshine MergerCo, Inc., Mister Car Wash Holdings, Inc., and ONCAP Investment Partners II Inc., solely in its capacity as Stockholders’ Representative thereunder (such transactions, the “Merger”), Optionee has elected to terminate the Rollover Options and substitute the Option for them.

C. Optionee and the Company acknowledge and agree that the substitution of the Option for the Rollover Options in connection with the Merger shall constitute a substitution of a stock right by reason of a corporate transaction within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) issued under Section 409A of the Code (and that the 2014 Rollover Option Plan (the “Plan”) and this Agreement shall be interpreted accordingly).

D. The Company desires to carry out the purposes of the Plan by affording Optionee an opportunity to purchase shares of the Company’s common stock, $0.01 par value per share (each a “Share” and collectively, the “Shares”) in substitution for the Rollover Options.

E. Optionee desires to have the opportunity to purchase Shares, subject to the terms and conditions set forth herein.

AGREEMENT

The Company and Optionee hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following definitions shall apply:1

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Committee” means two or more directors designated by the Board to administer the Plan under Section 3(a) of the Plan, and if no such designation is in place, the Board shall constitute the Committee.

[1]

Unless the context otherwise requires, capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it may be amended in the future.

“Company” has the meaning set forth in the preamble to this Agreement.

“Date of Grant” has the meaning set forth in Section 2 of this Agreement.

“Fair Market Value” means the fair market value of a Security, as determined in good faith by the Board.

“Option” has the meaning set forth in Section 2 of this Agreement.

“Optionee” has the meaning set forth in the preamble to this Agreement.

“Plan” has the meaning set forth in the Recitals to this Agreement.

“Security” or “Securities” means the Shares purchased or purchasable upon exercise of the Option and any shares of capital stock issued or issuable by way of dividend, stock split or other distribution with respect to, or in exchange for or in replacement of, such Shares.

“Share” and “Shares” have the meanings set forth in the Recitals to this Agreement.

“Securityholders Agreement” means that certain Stockholders Agreement dated as of August 21, 2014, by and among the Company, the securityholders of the Company and the other parties thereto, as the same may be amended from time to time.

2. Grant of Option. Subject to the terms of the Plan, the Company hereby grants to Optionee the right and option (the “Option”) to purchase [__________] Shares on the terms and conditions hereinafter set forth. The Option is a non-qualified stock option and is not subject to the provisions of the Code governing incentive stock options. The Option was approved by the Board on August 21, 2014 (the “Date of Grant”).

3. Vesting and Exercise Price. The Option shall be fully vested and exercisable as of the Date of Grant. The applicable exercise price for the Shares is $25.00.

4. Expiration. The Option shall expire and all rights to purchase Shares hereunder shall immediately cease on the earliest of: (i) the date ten years following [_____]2; (ii) except in the case of Optionee’s death while employed by the Company or an Affiliate, the date of the termination of Optionee’s employment with the Company or an Affiliate; (iii) in the case of Optionee’s death while employed by the Company or an Affiliate, the date 120 days after such death; or (iv) the date, if any, fixed for cancellation of the Option pursuant to Section 14 of the Plan. References herein to Optionee being “employed” by the Company or an Affiliate, Optionee’s “employment” by the Company or an Affiliate, or any similar terms shall include the providing of services in the capacity of a director, advisor or consultant.

[2]	Insert the original grant date of the Option.

5. Exercise. Optionee may exercise any portion of the Option subject to the following:

(a) Time of Exercise. Subject to the remaining terms of this Section 5, Optionee may exercise the Option at any time and from time to time until the Option expires pursuant to Section 4 hereof. Optionee may elect to purchase all or a portion of the Shares purchasable upon exercise of the Option at such time.

(b) Exercise by Optionee. Except as provided in Section 5(c) below, during the lifetime of Optionee, only Optionee or Optionee’s legal representative may exercise the Option, and only while Optionee is employed by the Company or any Affiliate, and only if Optionee has been continuously so employed since the Date of Grant.

(c) Death. In the event of Optionee’s death while employed by the Company or an Affiliate, the legal representative of the estate of Optionee may exercise the Option, subject to the further limitations on exercise provided for in this Section 5, within 120 days after such death, but only to the extent that the Option was exercisable by Optionee immediately prior to Optionee’s death.

(d) Limitation on Exercise. In no event shall the Option be exercisable (i) at any time after it has expired pursuant to Section 4 hereof, and (ii) unless either a registration statement covering the Shares for which the Option may be exercised shall have become effective under the Securities Act and all applicable state securities laws, or the Committee shall have determined to its reasonable satisfaction that the issuance of Shares upon the exercise of the Option is exempt from registration under the Securities Act and all applicable state securities laws. When the Option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

(e) Termination of Employment. Neither the transfer of Optionee between the Company and any Affiliate, nor a leave of absence granted to Optionee and approved by the Committee, shall be deemed a termination of employment.

6. Manner of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal office located at 222 E. 5th Street, Tucson, Arizona 85705 or the then current principal office of the Company, to the attention of its Chief Executive Officer. The notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. If the person exercising the Option is not Optionee, he, she or it shall also send with the notice appropriate proof of his, her or its right to exercise the Option. The form of Notice of Exercise attached hereto as Exhibit B shall be satisfactory if the Person exercising the Option is Optionee. Such notice shall be accompanied by payment (by check, bank draft or money order payable to the Company) of the full purchase price of such Shares or, at the discretion of the Committee, by a reduction of the number of Shares otherwise deliverable upon exercise of the Option, valued at their Fair Market Value on the date as of which the Option is exercised, or through a subsequent return to the Company of Shares, valued at their Fair Market Value on the date as of which the Option is exercised. As soon as practicable after receipt of the purchase price provided for above, the Company shall deliver a certificate or certificates representing the Shares purchased or record such Shares in the Company’s books and records. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

7. Stock Legend. Any stock certificates evidencing Securities consisting of shares of capital stock may contain such legends as the Company deems reasonably necessary or appropriate, including without limitation a legend in substantially the following form:

“The securities evidenced by this certificate have been purchased for investment and not with a view to distribution. No sale, offer to sell, pledge, transfer or other disposition of the securities evidenced by this certificate shall be made unless a Registration Statement under the Securities Act of 1933, as amended, and applicable state securities laws with respect to such securities is then in effect or unless the holder obtains an opinion of counsel satisfactory to the issuer of such securities that such disposition may be effected without violation of the Securities Act of 1933, as amended, and applicable state securities laws.”

8. No Shareholder Rights Before Exercise. Optionee shall have none of the rights of a shareholder with respect to any Share subject to the Option until the Shares are actually issued to him or her upon exercise of the Option.

9. Limitations on Transfer. Optionee shall not assign or transfer the Option otherwise than by will or the laws of descent and distribution, and the Option shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof and the levy of any attachment or similar process upon the Option shall be null and void.

10. Tax Withholding. The parties hereto recognize that the Company or an Affiliate may be obligated to withhold federal and state income taxes and FICA or other taxes upon Optionee’s exercise of the Option. Optionee agrees, that at the time he or she exercises the Option, if the Company or an Affiliate is required to withhold such taxes, he or she will promptly pay in cash upon demand to the Company or an Affiliate such amounts as shall be necessary to satisfy such obligation provided, however, that in lieu of all or any part of such a cash payment, the Committee may, but is not required to, permit Optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover Optionee’s full FICA and federal, state and local income tax with respect to income arising from the exercise of the Option, through a reduction of the number of Shares, valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined, delivered to Optionee or through a subsequent return to the Company of Shares delivered to Optionee, valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined..

11. Other Agreements. In addition to the restrictions on transferability which are set forth in Section 9 hereof and those contained in the Plan, any Securities acquired by Optionee pursuant to this Option shall be subject to the Securityholders Agreement. If Optionee is not a party to the Securityholders Agreement, it shall be an additional condition to the issuance of Shares upon exercise of this Option that Optionee (a) become a party to the Securityholders Agreement as a Management Stockholder (as defined in the Securityholders Agreement) by executing such agreements and other documents as the Company may require and (b) if Optionee is married, cause Optionee’s spouse to execute and deliver to the Company a consent of spouse in the form required by the Company.

12. Investment Purpose; Registration. Optionee represents and warrants that any and all Shares purchased by Optionee under the Option will be acquired for investment and not with a view to distribution or resale. The Company shall have no obligation to register the Shares purchased upon the exercise of the Option under federal or state securities laws either at the time the shares are issued and delivered to Optionee or are proposed to be disposed of by Optionee unless otherwise expressly provided to the contrary in written agreements to which the Company and Optionee are parties.

13. Discretionary Adjustment. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, or combination of shares, or any other similar change in the corporate structure or capital stock of the Company, the Committee (or if the Company does not survive any such transaction, a comparable board of directors or committee of the surviving company) may, without the consent of Optionee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Option and, in order to prevent dilution or enlargement of rights of Optionee, the number and kind of securities issuable upon exercise of the Option and the exercise price thereof.

14. Consequences of an Event. If an Event occurs, the Board shall have all of the options afforded to it in the Plan, including without limitation, the options set forth in Section 14 and Section 19 thereof.

15. Lock-Up Agreement. If, at any time, the Company registers any of its shares of common stock or any other equity securities under the Securities Act, on a registration statement on Form S-1, Form S-2, or Form S-3 (as such terms are defined by the Securities and Exchange Commission) or any general registration form then in effect, for purposes of a primary, secondary or combined primary and secondary offering of its securities, from the time that the Company files such registration statement with the Securities and Exchange Commission until the date 180 days after the effectiveness of the registration statement relating thereto in the case of the initial public offering of the Company’s securities, or 90 days after the effectiveness of the registration statement relating thereto in all other cases, or, in any case, such shorter period as may be required by the managing underwriter or underwriters of such offering, Optionee agrees not to offer, issue, sell, agree or commit to issue or sell, grant any option for the purchase of or solicit any offer to buy or otherwise dispose of any Shares.

16. Interpretation of this Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and Optionee. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

17. Governing Law. This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder.

18. DISCONTINUANCE OF EMPLOYMENT. THIS AGREEMENT (AND THE STOCK OPTION EVIDENCED HEREBY) SHALL NOT GIVE OPTIONEE ANY RIGHT TO CONTINUED EMPLOYMENT BY THE COMPANY (OR AN AFFILIATE) AND THE COMPANY (OR AN AFFILIATE) MAY TERMINATE OPTIONEE’S EMPLOYMENT AND OTHERWISE DEAL WITH OPTIONEE AS AN EMPLOYEE WITHOUT REGARD TO THE EFFECT ANY SUCH ACTION MAY HAVE ON OPTIONEE’S RIGHTS UNDER THIS AGREEMENT. OPTIONEE REPRESENTS THAT, IF OPTIONEE AT ANY TIME ACQUIRES SHARES OF THE COMPANY PURSUANT TO EXERCISE OF OPTIONEE’S OPTION UNDER THIS AGREEMENT, OPTIONEE WILL BE ACQUIRING THE SHARES FOR THEIR POTENTIAL AS AN EQUITY INVESTMENT. OPTIONEE FURTHER AGREES THAT NO CHANGE IN OPTIONEE’S EXPECTATIONS CONCERNING EMPLOYMENT WILL HAVE A REASONABLE BASIS UNLESS SET FORTH IN A WRITTEN AGREEMENT EXPRESSLY GIVING OPTIONEE ADDITIONAL RIGHTS AS TO SUCH MATTERS. THE COMPANY HEREBY ADVISES OPTIONEE THAT THE COMPANY IS GRANTING STOCK OPTIONS TO OPTIONEE IN RELIANCE ON THE FOREGOING REPRESENTATIONS OF OPTIONEE AND IN THE EXPECTATION THAT OPTIONEE WILL NOT HAVE ANY RIGHT TO EMPLOYMENT BY THE COMPANY OR AN AFFILIATE BY VIRTUE OF OPTIONEE’S OWNERSHIP OF ANY SHARES, AND THAT THE COMPANY WOULD NOT GRANT THE OPTION OR ISSUE SHARES TO OPTIONEE IF OPTIONEE HAD ANY CONTRARY EXPECTATIONS.

19. REVIEW OF AGREEMENT. OPTIONEE CONFIRMS THAT OPTIONEE HAS CAREFULLY REVIEWED THIS AGREEMENT AND THE PLAN AND UNDERSTANDS THEM. A COPY OF THE PLAN IS ATTACHED HERETO AS EXHIBIT C.

20. OPTIONS SUBJECT TO CANCELLATION. OPTIONEE ACKNOWLEDGES THAT THE OPTION GRANTED PURSUANT TO THIS AGREEMENT IS SUBJECT TO CANCELLATION IN ACCORDANCE WITH THE TERMS OF SECTION 14 OF THE PLAN.

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IN WITNESS WHEREOF, Optionee has hereunto set Optionee’s hand and the Company has caused this Agreement to be executed by its appropriate officer all as of the day and year first above written.

(Signature of Optionee)

Name:

[Signature page to Non-Qualified Rollover Option Agreement]

HOTSHINE HOLDINGS, INC.

By:
Its:

[Signature page to Non-Qualified Rollover Option Agreement]

EXHIBIT A

Rollover Options
Date of Grant	Number of Shares Subject to Option	Exercise Price
[_____]	[_____]	[_____]

Aggregate Value of Rollover Options: $[____]

EXHIBIT B

NOTICE OF EXERCISE

Hotshine Holdings, Inc.

c/o Mister Car Wash Holdings, Inc. 222 E. 5th Street

Tucson, Arizona 85705

Attention:         Chief Executive Officer

Gentlemen:

The undersigned, holder of an option to purchase _____________ shares of common stock of Hotshine Holdings, Inc. (the “Company”), hereby irrevocably exercises such option for and purchases _____________ shares of common stock of the Company. Enclosed with this Notice is a [check/bank draft/money order] in the amount of _____________ as full payment for the purchase price for such shares. I have reviewed and understand the terms of the transfer restrictions and other obligations imposed upon me and the shares of common stock pursuant to the terms of the Non-Qualified Rollover Stock Option Agreement dated August 21, 2014, by and between the Company and me.

Dated:

Very truly yours,

[Signature of Optionee]

Name

[Address to which any certificate should be delivered]

EXHIBIT C

HOTSHINE HOLDINGS, INC.

2014 ROLLOVER OPTION PLAN

[see attached]